Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-142070 and No. 333-208964) of our report dated June 14, 2018, relating to our audit of the financial statements and supplemental schedules of AECOM Retirement & Savings Plan, which appears in this Annual Report on Form 11-K of AECOM Retirement & Savings Plan for the year ended December 31, 2017.

/s/ Vasquez & Company LLP

Los Angeles, California
June 14, 2018